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                                 AMENDMENT NO. 2

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated March 4, 2002, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, Minnesota Life Insurance Company, a Minnesota life insurance company, and Securian Financial Services, Inc., is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Aggressive Growth Fund
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Demographic Trends Fund
AIM V.I. Diversified Income Fund
AIM V.I. Government Securities Fund
AIM V.I. Growth Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Premier Equity Fund
AIM V.I. Real Estate Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Core Stock Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Leisure Fund
AIM V.I. Small Company Growth Fund
AIM V.I. Technology Fund
AIM V.I. Total Return Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

-    Variable Annuity Account

-    Minnesota Life Variable Life Account

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

-    Multi-Option Classic Variable Annuity

-    Multi-Option Achiever Variable Annuity

-    Multi-Option Advisor Variable Annuity

-    Variable Adjustable Life

-    Variable Adjustable Life - Second Death

-    Variable Adjustable Life - Horizon

-    Variable Adjustable Life - Summit

-    Variable Adjustable Life - Survivor


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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 1, 2005

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim A. Coppedge             By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Robert H. Graham
Title: Assistant Secretary              Title: President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ Gene L. Needles
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: Gene L. Needles
Title: Assistant Secretary              Title: President


                                        MINNESOTA LIFE INSURANCE COMPANY


Attest: /s/ Michael Boyle               By: /s/ Robert J. Ehren
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        SECURIAN FINANCIAL SERVICES, INC.


Attest: /s/ Michael Boyle               By: /s/ George I. Connolly
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


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